Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Interests

or Order Tender of Interests of

PERMAL HEDGE STRATEGIES PORTFOLIO

Tendered Pursuant to the Offer

Dated December 24, 2014

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON JANUARY 30, 2015, UNLESS THE OFFER IS

EXTENDED.

The Depositary for the Offer is:

The Bank of New York Mellon

Facsimile Copy Number: (508) 599-4117

For Account Information Call: (877) 355-1494

By Mail or Overnight Courier:

Permal Hedge Strategies Fund

c/o BNY Mellon TA Alternative Investment RIC Funds

4400 Computer Drive

Westborough, MA 01581

DESCRIPTION OF INTERESTS TENDERED
Name(s), Account Number(s) and Addresses of Registered Holder(s): (Please Fill in, if Blank, Exactly as Name(s) Appear(s) on Account Registration)	Number of Interests Tendered (Attach Additional Signed Schedule if necessary)

Amount of Interests in the Fund Being Tendered

☐ Entire amount of interests.

☐ Portion of interests.

                         interests

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE HOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING DOCUMENTS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Permal Hedge Strategies Portfolio, a Maryland statutory trust (the “Fund”), the beneficial interests of the Fund (the “Interests”) described below, at a price per Interest, (the “Purchase Price”), equal to the net asset value per Interest as of 5:00 pm New York City time on the Valuation Date, which is currently expected to be March 31, 2015, upon the terms and subject to the conditions set forth in the Fund’s Offer to Purchase, dated December 24, 2014, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund’s Offer to Purchase, constitute the “Offer”). The “Termination Date” of the Offer is 11:59 p.m., New York City time, on January 30, 2015. If the Fund, in its sole and absolute discretion, shall have extended the period for which the Offer is open, the “Termination Date” shall mean the latest time and date on which the Offer, as so extended by the Fund, shall expire.

Subject to, and effective upon, acceptance of payment for the Interests tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all the Interests that are being tendered hereby and that are being accepted for purchase pursuant to the Offer and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Interests, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Interests on the account books maintained by the Fund’s transfer agent, together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price, (b) present such Interests for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Interests, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that, (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Interests (and any and all dividends, distributions, other Interests or other securities or rights issued or issuable in respect of such Interests on or after the Termination Date); (b) when and to the extent the Fund accepts the Interests for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Interests (and any and all dividends, distributions, other Interests or securities or rights issued or issuable in respect of such Interests on or after the Termination Date); and (d) the undersigned has read and agreed to all of the terms of the Offer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Interests tendered pursuant to the Offer may be withdrawn at any time prior to the Termination Date in accordance with Section 4, “Rights of Withdrawal,” of the Fund’s Offer to Purchase. After the Termination Date, tenders made pursuant to the Fund’s Offer to Purchase will be irrevocable.

SIGN HERE

(IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 HEREIN OR

APPLICABLE FORM W-8)

(Signature (s) of Holder(s))

Dated:                                       ,

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on account registration) for the Interests or on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See instruction 6.)

Name(s)

(Please Print)

Capacity (Full Title)

Address

City	State	Zip Code

Area Code and Telephone Number

Employer identification or Social Security Number

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 6)

Authorized Signature(s)

(Please Print)

Name of Firm

Address

City	State	Zip Code

Dated:	,

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Interests tendered herewith, or (ii) if such Interests are tendered for the account of a firm which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association’s approved medallion program (such as STAMP, SEMP or MSP) (each being hereinafter referred to as an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 6.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING HOLDER AND EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE HOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED.

No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund’s Offer to Purchase. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance for payment of Interests.

2. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Interests tendered hereby, the signature(s) must correspond exactly with the name(s) on the face of the account registration.

(b) If any of the tendered Interests are held of record by two or more joint holders, ALL such holders must sign this Letter of Transmittal.

(c) If this Letter of Transmittal or any stock powers are signed by trustees, executors, administrators, guardians, agents, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Fund of their authority to so act.

3. Tender of More Than $12,391,422 of Interests. If more than $12,391,422 of Interests are duly tendered prior to the expiration of the Offer (and not timely withdrawn), the Fund will purchase Interests from tendering Holders, in accordance with the terms and conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions), in accordance with the number of Interests duly tendered by each Holder during the period the Offer is open (and not timely withdrawn), unless the Fund determines not to purchase any Interests.

4. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Interests will be determined by the Fund, in its sole and absolute discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Interests (i) determined by it not to be in proper form or (ii) the acceptance of or payment for which may, in the opinion of the Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Interest or Holder, and the Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Interests will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, the Depositary nor any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

5. Requests for Assistance and Additional Copies. Requests for assistance should be directed to, and additional copies of the Fund’s Offer to Purchase and this Letter of Transmittal may be obtained from, the Depositary at the address set forth at the end of this Letter of Transmittal.

6. Backup Withholding. Each Holder that desires to participate in the Offer must, unless an exemption applies, provide the Depositary with the Holder’s taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal with the required certifications being made under penalties of perjury. If the Holder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) in addition to being subject to backup withholding.

Holders are required to give the Depositary the taxpayer identification number of the record owner of the Interests by completing the Substitute Form W-9 included with this Letter of Transmittal. If the Interests are registered in more than one name or are not in the name of the actual owner, consult the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9,” which immediately follow the Substitute Form W-9.

If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the Holder with respect to Interests purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Holder from the IRS.

Certain Holders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements.

A HOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

7. Stock Transfer Taxes. Except as set forth in this Instruction 7, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all stock transfer taxes, if any, with respect to the transfer and sale of Interests to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Fund’s Offer to Purchase) if Interests not tendered or not purchased are to be registered in the name of any person other than the registered holder, or if tendered Interests are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

PAYER’S NAME:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)	Part 1 — PLEASE PROVIDE YOUR NAME AND TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Name Social Security Number OR Employer Identification Number Part 3 — ☐ Awaiting TIN Part 4 — Exemption from FATCA reporting code (if any)

Part 2 — CERTIFICATION.

Under penalty of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)    I am a U.S. person (including a U.S. resident alien), and

(4)    The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certificate Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item 2. If a real estate transaction, no requirement to complete item 2. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.

Sign Here	The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. SIGNATURE DATE

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN

PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date	,

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer. — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For this type of account:	Give the social security number of
1. Individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee[1]

b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

5. Sole proprietorship or disregarded entity owned by an individual	The owner[3]

For this type of account:	Give the employer identification number of
6. Disregarded entity not owned by an individual	The owner[3]

7. A valid trust, estate, or pension trust	The legal entity[4]

8. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation

9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
2.	Circle the minor’s name and furnish the minor’s social security number.
3.	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).
4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

—	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
—	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality of any one or more of the foregoing.
—	An international organization or any agency or instrumentality thereof.
—	A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

—	A corporation.
—	A financial institution.
—	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
—	A real estate investment trust.
—	A common trust fund operated by a bank under Section 584(a).
—	An entity registered at all times during the tax year under the Investment Company Act of 1940.
—	A middleman known in the investment community as a nominee or custodian.

—	A futures commission merchant registered with the Commodity Futures Trading Commission.
—	A foreign central bank of issue.
—	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

—	Payments to nonresident aliens subject to withholding under Section 1441.
—	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
—	Payments of patronage dividends not paid in money.
—	Payments made by certain foreign organizations.
—	Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

—	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest $600 or more and you have not provided your correct taxpayer identification number to the payer.
—	Payments described in Section 6049(b)(5) to nonresident aliens.
—	Payments on tax-free covenant bonds under Section 1451.
—	Payments made by certain foreign organizations.
—	Mortgage or student loan interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

U.S. exempt payees described above should file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice—Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to the payer. Certain penalties may also apply.

Penalties

(1)  Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)  Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)  Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Exemption from FATCA Reporting Code

The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A—An organization exempt from tax under Section 501(a) or any individual retirement plan as defined in Section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Treasury Regulation section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Treasury Regulation section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in Section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in Section 584(a)

J—A bank as defined in Section 581

K—A broker

L—A trust exempt from tax under Section 664 or described in Section 4947(a)(1)

M—A tax exempt trust under a Section 403(b) plan or Section 457(g) plan

FOR ADDITIONAL INFORMATION CONTACT

YOUR TAX CONSULTANT OR THE INTERNAL

REVENUE SERVICE

IMPORTANT: This Letter of Transmittal or a manually signed facsimile thereof (together with all other required documents) must be received by the Depositary prior to 11:59 p.m., New York City time, on January 30, 2015 (or if the offer is extended, the expiration as extended), at the appropriate address set forth below:

The Depositary for the Offer is:

The Bank of New York Mellon

Facsimile Copy Number: (508) 599-4117

For Account Information Call: (877) 355-1494

By Mail or Overnight Courier:

Permal Hedge Strategies Fund

c/o BNY Mellon TA Alternative Investment RIC Funds

4400 Computer Drive

Westborough, MA 01581

Any questions or requests for assistance or additional copies of this Letter of Transmittal, the Fund’s Offer to Purchase and other accompanying materials may be directed to the Depositary at its telephone number and location listed above.